UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forrester Research, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-2797789
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
400 Technology Square
Cambridge, Massachusetts 02139
(Address of principal executive offices, including zip code)

FORRESTER RESEARCH, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

GAIL S. MANN, ESQ.
Chief Legal Officer and Secretary
Forrester Research, Inc.
400 Technology Square
Cambridge, Massachusetts 02139
617-613-6000
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
KEITH F. HIGGINS, ESQ.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered(1)	Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee
Common Stock, $0.01 par value per share	600,000 shares	$23.62	$14,172,000	$790.80

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales price of Forrester Research, Inc. common stock, par value $0.01 per share (“Common Stock”), as reported on the Nasdaq Global Select Market on May 27, 2009.

EXPLANATORY NOTE
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX
Ex-5 Opinion of Ropes & Gray LLP.
Ex-23.1 Consent of BDO Seidman, LLP, Independent Registered Accounting Firm.

EXPLANATORY NOTE
     This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register 600,000 additional shares of common stock to be offered pursuant to the Amended and Restated Employee Stock Purchase Plan (the “Plan”) of Forrester Research, Inc. (the “Company”). A registration statement on Form S-8 (No. 333-16905), filed with the Commission on November 27, 1996 to register 400,000 shares of common stock offered pursuant to the Plan, and a registration statement on Form S-8 (No. 333-99749), filed with the Commission on September 18, 2002 to register an additional 500,000 shares of common stock offered pursuant to the Plan, are currently effective and are hereby incorporated herein by reference.
     All references to shares of Company common stock have been adjusted to reflect the stock split effected in the form of a 100% stock dividend on February 7, 2000.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, the Commonwealth of Massachusetts, on May 29, 2009.

Forrester Research, Inc.
By:	/s/ George F. Colony
	Name:	George F. Colony
	Title:	Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 29, 2009.
     Further, we, the undersigned officers and directors of Forrester Research, Inc. (the “Corporation”) hereby severally constitute and appoint George F. Colony, Michael A. Doyle and Gail S. Mann, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Corporation, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Signature	Title

/s/ George F. Colony	Chairman of the Board and Chief Executive Officer

George F. Colony	(Principal Executive Officer)

/s/ Michael A. Doyle	Chief Financial Officer and Treasurer

Michael A. Doyle	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert M. Galford	Director

Robert M. Galford

/s/ Gretchen Teichgraeber	Director

Gretchen Teichgraeber

/s/ Michael H. Welles	Director

Michael H. Welles

/s/ Henk W. Broeders	Director

Henk W. Broeders

/s/ George R. Hornig	Director

George R. Hornig

EXHIBIT INDEX

Exhibit	Description

5	Opinion of Ropes & Gray LLP.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).